UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2022

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700 Houston, Texas 77057
(Address of Principal Executive Offices)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, W&T Offshore, Inc. (the “Company”) announced the retirement of Stephen L. Schroeder, Senior Vice President and Chief Technical Officer, effective June 1, 2022. Huan Gamblin, who currently serves as Manager of Acquisition and Divestiture, is being promoted to Vice President of Business Development and will assume the majority of Mr. Schroeder's responsibilities.

In recognition of his dedicated contribution to, and long tenure with, the Company, the Compensation Committee has approved the vesting of all non-vested and outstanding 2021 awards granted to Mr. Schroeder pursuant to the Company’s Amended and Restated Incentive Compensation Plan (the “Plan”), as well as 114,531 restricted stock unit awards expected to be granted to Mr. Schroeder under the Plan on May 26, 2022. The discretionary acceleration of the 2021 and 2022 Plan awards is subject to his continued service until his retirement departure on June 1, 2022.

Item 7.01	Regulation FD Disclosure

On May 10, 2022, the Company issued a press release announcing the foregoing management changes. A copy of that press release is furnished as Exhibit 99.1 t this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 16, 2022	By:	/s/ Janet Yang
	Name:	Janet Yang
	Title:	Executive Vice President and Chief Financial Officer